MSB FINANCIAL CORP. RELEASES FIRST QUARTER EARNINGS

MILLINGTON, NJ, April 30, 2019 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three months ended March 31, 2019.

The Company reported net income of $514,000, or $0.10 per diluted common share, for the three months ended March 31, 2019, compared to net income of $1,022,000, or $0.19 per diluted common share, for the three months ended March 31, 2018. The reduction in the current period was due to an $862,000 increase in professional expenses year over year in connection with the first audit of the Company's internal control over financial reporting. As the Company previously disclosed, in connection with the audit, management and outside auditors identified certain material weaknesses in internal control. While none of these material weaknesses resulted in any misstatement or material change to the reported results, they did cause the scope of the audit and consequently the related expense to increase significantly. Adjusting for the expense associated with the change in procedures, net income would have been $1.1 million or $0.21 per diluted share.

Michael A. Shriner, President and Chief Executive Officer, stated "We believe we have addressed the weaknesses and will continue to closely monitor compliance with the new procedures we have established. We are very hopeful that, going forward, the expense associated with the audits of our financial statements and internal control over financial reporting will be reduced."

Mr Shriner commented, "While many of these procedures are more common in larger, more complex institutions, I believe the Company as a whole, and consequently shareholders, will more than benefit in the long run from the comprehensive review of our loans and deposits, as well as the efficiencies we will pick up from the implementation of these enhancements to our internal controls. Apart from this expense, I was pleased with our quarterly results. Net income, adjusted for the additional expense, would have been $1.1 million, or $0.21 per diluted share, as compared to $1.0 million, or $0.19 per diluted share, for the first quarter of 2018. Asset quality continues to improve as well."

Highlights for the quarter:

•
Return on average assets was 0.36% for the three months ended March 31, 2019 compared to 0.74% for the three months ended March 31, 2018 and return on average equity was 3.05% for the three months ended March 31, 2019 compared to 5.65% for the three months ended March 31, 2018.

•	Net interest margin decreased five basis points to 3.19% for the quarter ended March 31, 2019 from 3.24% for the quarter ended March 31, 2018.

•
The efficiency ratio, which is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, was 83.83% for the quarter ended March 31, 2019 as compared to 66.29% for the quarter ended March 31, 2018.

•
Non-performing assets represented 0.68% of total assets at March 31, 2019 compared with 0.71% at December 31, 2018. The allowance for loan losses as a percentage of total non-performing loans was 147.38% at March 31, 2019 compared to 136.83% at December 31, 2018.

•
The Company’s balance sheet at March 31, 2019 reflected a decline in total assets of $16.4 million compared to December 31, 2018, improved asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

•	The effective tax rate increased to 31.1% for the quarter ended March 31, 2019 compared to 28.5% for the quarter ended March 31, 2018.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Return on average assets	0.36%	0.87%	0.92%	0.87%	0.74%
Return on average equity	3.05%	7.20%	7.56%	7.17%	5.65%
Net interest margin	3.19%	3.22%	3.44%	3.24%	3.24%
Net loans / deposit ratio	113.10%	119.43%	113.08%	113.64%	110.85%
Shareholders' equity / total assets	11.77%	11.40%	11.86%	11.39%	12.37%
Efficiency ratio	83.83%	62.51%	61.96%	62.49%	66.29%
Book value per common share	$12.46	$12.37	$12.70	$12.43	$12.63

Net Interest Income

Total interest income for the three months ended March 31, 2019 increased $679,000, or 12.5%, to $6.1 million compared to $5.4 million for the first quarter of 2018. Interest income increased in the quarter ended March 31, 2019 compared to the comparable period in 2018, primarily due to a $18.9 million increase in average loan balances. Total interest expense increased by $558,000, or 49.5%, to $1.7 million, for the three months ended March 31, 2019 compared to the same period in 2018 due to a combination of higher deposit rates and an increase in the average balance of borrowings outstanding during the 2019 period.

Net interest income for the three months ended March 31, 2019 increased $121,000, or 2.8%, to $4.4 million compared to $4.3 million for the same three-month period in 2018. The change for the three months ended March 31, 2019 was primarily a result of an increase in average earning assets of $23.8 million partially offset by decreasing margin. The annualized net interest spread was 2.94% and 3.07% for the three months ended March 31, 2019 and 2018, respectively. For the quarter ended March 31, 2019, the Company's annualized net interest margin decreased to 3.19% compared to 3.24% for the corresponding three-month period in 2018.

Provision for Loan Losses

The loan loss provision for the three months ended March 31, 2019 was zero compared to $90,000 for the same period in 2018. The decrease in the level of provision for loan loss primarily reflects lower loan growth in the current period in addition to the improvement of other credit metrics year over year.

Non-Interest Income and Non-Interest Expense

Non-interest income for the three months ended March 31, 2019 was $190,000, as compared to $204,000 for the same period in 2018 primarily due to a decrease in fees and service charges. Non-interest expense, which consists of salaries and employee benefits, occupancy expense, professional services and other non-interest expenses totaled $3.9 million for the quarter ended March 31, 2019 as compared to $3.0 million for the same period in 2018. The increase in non-interest expense was primarily related to an increase professional service expense. As the Company previously disclosed, in connection with the audit, management and outside auditors identified certain material weaknesses in internal control.

Taxes

For the three months ended March 31, 2019, the Company recorded a $232,000 tax provision compared to $407,000 for the three months ended March 31, 2018. The effective tax rate increased to 31.1% for the quarter ended March 31, 2019 compared to 28.5% for the quarter ended March 31, 2018.

Quarterly Earnings Summary

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net interest income	$4,423	$4,459	$4,755	$4,431	$4,302
Provision for loan losses	—	—	60	90	90
Net interest income after provision for loan losses	4,423	4,459	4,695	4,341	4,212
Other income	190	198	190	208	204
Other expense	3,867	2,911	3,064	2,899	2,987
Income before income taxes	746	1,746	1,821	1,650	1,429
Income taxes (benefit)	232	491	506	407	407
Net income	$514	$1,255	$1,315	$1,243	$1,022
Earnings per common share:
Basic	$0.10	$0.24	$0.25	$0.23	$0.19
Diluted	$0.10	$0.24	$0.24	$0.23	$0.19
Weighted average common shares outstanding:
Basic	5,198,432	5,276,116	5,330,029	5,331,090	5,470,349
Diluted	5,237,329	5,317,305	5,388,577	5,375,090	5,507,443

Statement of Condition Highlights at March 31, 2019

•	Total assets amounting to $568.1 million at March 31, 2019, a decrease of $16.4 million, or 2.81%, compared to December 31, 2018.

•	The Company’s total gross loans receivable were $495.1 million at March 31, 2019, a decrease of $12.9 million, or 2.5%, from December 31, 2018.

•	Securities held to maturity were $37.0 million at March 31, 2019, a decrease of $2.5 million, or 6.3%, compared to December 31, 2018.

•	Deposits increased $12.2 million or 2.89%, to $432.8 million at March 31, 2019 compared to $420.6 million at December 31, 2018.

•	Borrowings totaled $64.3 million at March 31, 2019, a decrease of $30.0 million, or 31.8%, compared to $94.3 million at December 31, 2018.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Cash and due from banks	$1,040	$1,558	$1,254	$1,654	$1,871
Interest-earning demand deposits with banks	9,771	10,242	20,817	14,660	15,484
Securities held to maturity	36,982	39,476	43,009	44,770	36,375
Loans receivable, net of allowance	489,445	502,299	494,848	509,689	480,916
Premises and equipment	9,221	8,180	8,323	8,461	8,580
Federal home Loan Bank of New York stock, at cost	3,406	4,756	4,117	4,212	3,049
Bank owned life insurance	14,679	14,585	14,489	14,392	14,294
Accrued interest receivable	1,772	1,615	1,734	1,754	1,642
Other assets	1,777	1,789	1,803	1,657	1,816
Total assets	$568,093	$584,500	$590,394	$601,249	$564,027
Deposits	$432,754	$420,579	$437,597	$448,512	$433,843
Borrowings	64,275	94,275	80,075	82,175	58,075
Other liabilities	4,172	3,000	2,714	2,056	2,350
Shareholders' equity	66,892	66,646	70,008	68,506	69,759
Total liabilities and shareholders' equity	$568,093	$584,500	$590,394	$601,249	$564,027

Loans

At March 31, 2019, the Company’s net loan portfolio totaled $489.4 million, a decrease of $12.9 million, or 2.6%, compared to $502.3 million at December 31, 2018. The allowance for loan losses amounted to $5.7 million at March 31, 2019 and December 31, 2018.

At March 31, 2019, the loan portfolio primarily consisted of commercial real estate loans (40.3%) and residential mortgages (32.2%). Commercial and industrial loans represented 20.2% of the portfolio while construction loans accounted for 7.3% of the portfolio. Total gross loans receivable decreased $6.0 million to $513.1 million at March 31, 2019 compared to $519.1 million at December 31, 2018. The decrease primarily reflects a $10.8 million decrease in commercial and industrial - secured loans and a $6.0 million decrease in commercial real estate loans. Additionally there was a $2.6 million decrease in residential mortgages as the Company continues to focus on commercial lending. Offsetting these decreases was an increase in the construction loan portfolio of $7.7 million compared to December 31, 2018.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Residential mortgage:
One-to-four family	$140,043	$143,391	$147,127	$151,372	$154,576
Home equity	25,160	24,365	25,494	26,174	27,051
Total residential mortgage	165,203	167,756	172,621	177,546	181,627
Commercial and multi-family real estate	206,653	212,606	209,283	214,653	195,951
Construction	37,319	29,628	28,788	48,423	49,397
Commercial and industrial - Secured	49,640	60,426	56,331	52,879	48,662
Commercial and industrial - Unsecured	53,791	48,176	45,518	41,261	34,050
Total commercial loans	347,403	350,836	339,920	357,216	328,060
Consumer loans	470	540	580	608	595
Total loans receivable	513,076	519,132	513,121	535,370	510,282
Less:
Loans in process	17,443	10,677	12,142	19,594	23,398
Deferred loan fees	530	501	475	491	462
Allowance	5,658	5,655	5,656	5,596	5,506
Total loans receivable, net	$489,445	$502,299	$494,848	$509,689	$480,916

Asset Quality

At March 31, 2019 and December 31, 2018 non-performing loans totaled $3.8 million and $4.1 million, or 0.68% and 0.71% of total assets, respectively. Nonperforming loans decreased slightly since year end as one relationship was resolved in the quarter. Total delinquent loans (including nonperforming delinquent loans) were $5.8 million at March 31, 2019, a decrease of $476,000 from December 31, 2018 due to a decrease in loans past due 90 days or more. The allowance for loan losses as a percentage of total loans was 1.14% and 1.11% at March 31, 2019 and at December 31, 2018, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 147.38% at March 31, 2019 from 136.83% at December 31, 2018. Non-performing loans to total loans decreased to 0.78% at March 31, 2019 from 0.81% at December 31, 2018 primarily due to a decrease in nonperforming loans.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Non-accrual loans	$3,839	$4,131	$2,746	$3,430	$3,548
Loans 90 days or more past due and still accruing	—	2	101	699	1,266
Total non-performing loans	$3,839	$4,133	$2,847	$4,129	$4,814

Non-performing assets / total assets	0.68%	0.71%	0.48%	0.69%	0.85%
Non-performing loans / total loans	0.78%	0.81%	0.57%	0.80%	0.99%
Net charge-offs (recoveries)	$(3)	$—	$—	$—	$(2)
Net charge-offs (recoveries) / average loans (annualized)	—%	—%	—%	—%	—%
Allowance for loan loss / total loans	1.14%	1.11%	1.13%	1.09%	1.13%
Allowance for loan losses / non-performing loans	147.38%	136.83%	198.67%	135.53%	114.37%

Total assets	$568,093	$584,500	$590,394	$601,249	$564,027
Gross loans, excluding ALLL	$495,103	$507,954	$500,504	$515,285	$486,422
Average loans	$502,149	$499,368	$499,082	$500,959	$483,255
Allowance for loan losses	$5,658	$5,655	$5,656	$5,596	$5,506

Deposits

Total deposits at March 31, 2019 increased to $432.8 million from $420.6 million compared to year-end 2018. Certificates of deposits (including IRAs) and non-interest demand balances increased $18.7 million and $2.7 million, respectively. Certificates of deposits increased to $139.6 million compared to $120.9 million at year end while non-interest demand deposit account balances increased to $49.4 million compared to $46.7 million. Additionally, money market balances increased $1.0 million to $17.2 million compared to $16.2 million at year-end 2018. Offsetting these increases was a decline in interest demand deposit account balances of $10.7 million to $123.4 million at March 31, 2019 from $134.1 million from year end at December 31, 2018.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Demand:
Non-interest bearing	$49,429	$46,690	$45,501	$42,687	$36,751
Interest-bearing	123,420	134,123	150,248	153,968	148,888
Savings	103,109	102,740	102,434	109,254	109,215
Money market	17,182	16,171	12,822	14,381	20,251
Time	139,614	120,855	126,592	128,222	118,738
Total deposits	$432,754	$420,579	$437,597	$448,512	$433,843

Capital

At March 31, 2019, the Company's total stockholders' equity amounted to $66.9 million, or 11.77% of total assets, compared to $66.6 million at December 31, 2018. The Company’s book value per common share was $12.46 at March 31, 2019, compared to $12.37 at December 31, 2018. The increase in shareholders' equity was primarily due to net income of $514,000, offset by the repurchase of 22,200 shares common stock during the quarter at a total cost of $398,000, with the remaining difference related to ESOP, restricted stock and stock option accounting activity.

At March 31, 2019, the Bank’s common equity tier 1 ratio was 12.25%, tier 1 leverage ratio was 10.86%, tier 1 capital ratio was 12.25% and the total capital ratio was 13.38%. At December 31, 2018, the Bank’s common equity tier 1 ratio was 11.90%, tier 1 leverage ratio was 10.71%, tier 1 capital ratio was 11.90%, and the total capital ratio was 13.00%. At March 31, 2019, the Bank was in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Loans	$502,149	$499,368	$499,082	$500,959	$483,255
Securities held to maturity	37,899	41,460	43,871	36,494	37,661
Allowance for loan losses	(5,656)	(5,686)	(5,624)	(5,538)	(5,461)
All other assets	42,778	41,211	37,466	38,053	38,851
Total assets	$577,170	$576,353	$574,795	$569,968	$554,306
Non-interest bearing deposits	$46,962	$48,172	$43,495	$38,903	$36,211
Interest-bearing deposits	367,434	372,474	386,364	385,047	390,522
Borrowings	92,780	83,440	73,077	74,192	53,191
Other liabilities	2,623	2,585	2,320	2,495	1,972
Stockholders' Equity	67,371	69,682	69,539	69,331	72,410
Total liabilities and shareholders' equity	$577,170	$576,353	$574,795	$569,968	$554,306

Non-GAAP Financial Measures

This release references adjusted net income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Adjusted net income is derived from GAAP net income less the $862,000 in additional expenses associated with the expanded audit scope and identification of material weaknesses and tax effected rate of 31%. We believe the presentation of adjusted net income is appropriate as it better enables an investor to analyze the performance of our core business year over year without the impact of unusual items.

The following tables reconcile adjusted net income to net income and adjusted diluted earnings per share to diluted earnings per share:

	Three months ended March 31,
	2019	2018
(dollars in thousands)
Net income	$514	$1,022
Professional expenses associated with increased audit scope and identification of material weaknesses	862	—
Tax adjustment using an assumed tax rate of 31%	(267)	—
Adjusted net income	$1,109	$1,022

	Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2019	2018
Numerator:
Net income	$1,109	$1,022

Denominator:
Weighted average common shares	5,198	5,470
Dilutive potential common shares	39	37
Weighted average fully diluted shares	5,237	5,507

Earnings per share:
Dilutive	$0.21	$0.19

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act, our continued ability to manage cybersecurity risks and our continued ability to successfully remediate our identified internal control weaknesses.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At March 31, 2019	At December 31, 2018
(Dollars in thousands, except per share amounts)
Cash and due from banks	$1,040	$1,558
Interest-earning demand deposits with banks	9,771	10,242
Cash and Cash Equivalents	10,811	11,800
Securities held to maturity (fair value of $36,444 and $38,569, respectively)	36,982	39,476
Loans receivable, net of allowance for loan losses of $5,658 and $5,655, respectively	489,445	502,299
Premises and equipment	8,088	8,180
Federal Home Loan Bank of New York stock, at cost	3,406	4,756
Bank owned life insurance	14,679	14,585
Accrued interest receivable	1,772	1,615
Other assets	2,910	1,789
Total Assets	$568,093	$584,500
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$49,429	$46,690
Interest bearing	383,325	373,889
Total Deposits	432,754	420,579
Advances from Federal Home Loan Bank of New York	64,275	94,275
Advance payments by borrowers for taxes and insurance	719	749
Other liabilities	3,453	2,251
Total Liabilities	501,201	517,854
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,366,854 and 5,389,054 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	54	54
Paid-in capital	44,431	44,726
Retained earnings	24,012	23,498
Unearned common stock held by ESOP (176,740 and 179,464 shares, respectively)	(1,605)	(1,632)
Total Stockholders' Equity	66,892	66,646
Total Liabilities and Stockholders' Equity	$568,093	$584,500

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three months ended March 31,
	2019	2018
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,691	$5,136
Securities held to maturity	285	219
Other	132	74
Total Interest Income	6,108	5,429
Interest Expense
Deposits	1,126	846
Borrowings	559	281
Total Interest Expense	1,685	1,127
Net Interest Income	4,423	4,302
Provision for Loan Losses	—	90
Net Interest Income after Provision for Loan Losses	4,423	4,212
Non-Interest Income
Fees and service charges	72	83
Income from bank owned life insurance	94	97
Other	24	24
Total Non-Interest Income	190	204
Non-Interest Expenses
Salaries and employee benefits	1,728	1,805
Directors compensation	129	122
Occupancy and equipment	375	386
Service bureau fees	95	66
Advertising	7	4
FDIC assessment	46	54
Professional services	1,278	353
Other	209	197
Total Non-Interest Expenses	3,867	2,987
Income before Income Taxes	746	1,429
Income Tax Expense	232	407
Net Income	$514	$1,022
Earnings per share:
Basic	$0.10	$0.19
Diluted	$0.10	$0.19

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	3/31/2019	12/31/2018	3/31/2018
(unaudited)
Statements of Operations Data

Interest income	$6,108	$6,003	$5,429
Interest expense	1,685	1,544	1,127
Net interest income	4,423	4,459	4,302
Provision for loan losses	—	—	90
Net interest income after provision for loan losses	4,423	4,459	4,212
Other income	190	198	204
Other expense	3,867	2,911	2,987
Income before income taxes	746	1,746	1,429
Income tax expense (benefit)	232	491	407
Net Income	$514	$1,255	$1,022
Earnings (per Common Share)
Basic	$0.10	$0.24	$0.19
Diluted	$0.10	$0.24	$0.19
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $36,444, $38,569, and $35,561)	$36,982	$39,476	$36,375
Loans receivable, net of allowance for loan losses	489,445	502,299	480,916
Total assets	568,093	584,500	564,027
Deposits	432,754	420,579	433,843
Borrowings	64,275	94,275	58,075
Stockholders' equity	66,892	66,646	69,759
Common Shares Dividend Data
Cash dividends	$—	$2,522	$—
Weighted Average Common Shares Outstanding
Basic	5,198,432	5,276,116	5,470,349
Diluted	5,237,329	5,317,305	5,507,443
Operating Ratios
Return on average assets	0.36%	0.87%	0.74%
Return on average equity	3.05%	7.20%	5.65%
Average equity / average assets	11.67%	12.09%	13.06%
Book value per common share (period-end)	$12.46	$12.37	$12.63